UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 2.06 Material Impairments.
SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.
On December 17, 2008, Navarre Corporation (the “Company”) filed a Form 8-K (the “Original 8-K”) disclosing the cessation of budget DVD and audio licensing operations by BCI Eclipse Company, LLC, its wholly-owned subsidiary (“BCI”), in connection with the implementation of a restructuring plan that included, among other things, a company-wide workforce reduction. At the time of the Original 8-K filing the Company was unable in good faith to estimate the amounts that it expects to incur in connection with its planned workforce reduction. This workforce reduction, which involved each department and business unit of the Company, has now been substantially completed, which has allowed the Company to estimate the charges that it anticipates will be incurred in connection with those actions.
The Company currently anticipates that it will incur approximately $1.5 million in pre-tax charges in its third fiscal quarter ended December 31, 2008, arising primarily out of severance and other employee-related costs that will involve cash payments.
The Company estimates that this restructuring program will generate annual cost savings of approximately $4.2 million. Those anticipated cost savings arise primarily out of reductions to general and administrative expenses in connection with salaries and benefits.
The statements contained in this Form 8-K/A that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding anticipated charges, cash expenditures and cost savings associated with the restructuring program. In particular, all of these charges and cost savings are estimates and are subject to change. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Such risks and uncertainties include, but are not limited to, severance and other employee-related costs that differ from original estimates and the Company’s ability to achieve the anticipated savings from the restructuring program, as well as and other factors described in the Company’s periodic filings with the Securities and Exchange Commission.
Item 2.06 Material Impairments.
The Company is continuing to work in good faith to estimate the asset impairment charges discussed in the Original 8-K. The Company will file an amendment to the Original 8-K within four business days after it is able to estimate these impairment charges.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: January 14, 2008	By:	/s/ Cary L. Deacon
		Name:	Cary L. Deacon
		Title:	Chief Executive Officer